Banco Bradesco S.A.
Exhibit 12.1.

CEO Certification

I, Luiz Carlos Trabuco Cappi, certify that:

1.         I have reviewed this annual report on Form 20-F/A of Banco Bradesco S.A.; and

2.         Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 29, 2016

/s/ Luiz Carlos Trabuco Cappi

Name: Luiz Carlos Trabuco Cappi
Title: Chief Executive Officer